NYSE: FCF

Raymond James 2020 U.S. Bank Conference September 10, 2020 2

2Q 2020 Investor Relations Discussion Materials FRANCHISE OVERVIEW FCF Branches (133) Santander Branch Acquisition (14) FCF Mortgage LPO (3) FCF Commercial LPO (3) . Diversified community bank with 147 retail . Total Assets: $9.4 billion branches in Pennsylvania and Ohio . Total Gross Loans: $7.0 billion . Active in four major metro markets: – Pittsburgh, PA . Total Deposits: $7.8 billion – Columbus, OH . Market Cap: $0.8 billion – Cincinnati, OH (as of September 1, 2020) – Cleveland, OH As of June 30, 2020 3

2Q 2020 Investor Relations Discussion Materials INVESTMENT THESIS . Entering the downturn from a position of strength – Cohesive leadership team with an ability to execute – Diversified geography through legacy Pennsylvania operations and expansion into Ohio markets – Diversified revenue streams and product mix, with approximately 25% of revenue from fee income sources (including trust, brokerage, insurance, mortgage and SBA lending) – Low loan-to-deposit ratio at 89% and historically low cost of funds, driven by a high mix of core deposits – Strong capital ratios (11.3% CET-1(1)) and strong organic capital generation – Ample lending capacity; $3.8 billion in available liquidity (2.0x unfunded lending commitments) . Protecting shareholder value – Strengthened credit culture, increased granularity and reduced concentration risk and out-of-market exposures since the last credit cycle – Ready to thoughtfully deploy capital as market conditions improve . Proven ability to execute and deliver positive operating leverage – Strong history of cost containment – Redeploying cost savings into digital transformation (e.g. Treasury Management, Banno Digital Platform, Zelle) and revenue-generating growth . Maintaining a risk and governance culture aligned with expectations of long-term stakeholders (1) Bank level regulatory capital ratios 4

2Q 2020 Investor Relations Discussion Materials

A CULTURE OF CONTINUAL TRANSFORMATION


Experienced Leadership
New CEO
New CIO
New HR Head
New Bank President
New Mortgage Head
New CFO
New Wealth Head
New Retail Bank Head
New CCO
New Consumer Lending Head
New Commercial Lending Head
Digital Capabilities
IT core as well as 40 of 60 systems replaced
More nimble infrastructure allows for quicker go-to-market time for new products and enhancements
Consumer/SBA Lending
Re-launched mortgage offering after 10-year absence
Expanded SBA lending talent and geographic footprint
Expanded consumer indirect lending talent and capabilities
Retail Platform Transformation
Transformative restructuring of staffing levels and delivery
Targeted 20% reduction in physical locations
Market Expansion
Cleveland LPO
First Community Acquisition (OH)
2 Mortgage LPOs and acquisition of 13 branches (OH)
DCB Financial Corp. Acquisition (OH)
Foundation Bank Acquisition (OH)
Acquisition of 14 Santander branches (PA)
Project THRIVE
Launched March 2020
2012
2013
2014
2015
2016
2017
2018
2019
2020

Legacy core team augmented with new talent

New IT platform enables cutting-edge technology

Focused efforts on enhancing consumer lending capabilities

Brick and mortar continues to adapt to customers' preference

Building out commercial and mortgage offerings

Develop a critical path to top profitability, fulfill our mission and emerge from the cycle stronger than ever

First Commonwealth

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2Q 2020 Investor Relations Discussion Materials EXPERIENCED LEADERSHIP TEAM Years of Experience Name Title Current With In Prior Position Role FCF Banking T. Michael Price President and CEO 8 12 32 President, First Commonwealth Bank James R. Reske EVP – CFO and Treasurer 6 6 30 CFO and Treasurer Jane Grebenc EVP – Chief Revenue Officer 7 7 35 EVP / Retail Banking Brian G. Karrip EVP – Chief Credit Officer 4 4 38 EVP / Specialized Lending Matthew C. Tomb EVP – Chief Risk Officer and 13 13 14 Corporate and Securities Attorney Legal Counsel with Regional Law Firm David B. Buckiso EVP – Wealth Services 5 5 26 Managing Director of Wealth Management Carrie Riggle EVP – Human Resources 8 28 28 Human Resources Manager Norman J. Montgomery EVP – Business Integration 8 31 31 Product / Sales Development Leonard V. Lombardi EVP – Chief Audit Executive 11 27 38 Director of Internal Audit / Loan Review Gregory J. Sipos EVP – Corporate Banking 3 30 30 SVP / Corporate Banking Stanley R. Foraker EVP – Mortgage Banking 7 7 35 SVP / Retail Lending Jeffrey S. Rosen EVP – Consumer and Small 3 3 33 SVP / Government Guaranteed Business Lending Lending Joseph T. Culos EVP – Retail Banking 2 4 28 SVP / Retail Banking Executive 6

2Q 2020 Investor Relations Discussion Materials INVESTMENTS ALIGNED WITH REVENUE GROWTH The redeployment of back office and retail restructuring savings in 2014 and 2015 has allowed for profitable investments in revenue producing lines of businesses like Mortgage, SBA and Indirect Auto Operating Leverage(1) Operating Revenue 2014-2019 CAGR: Operating Expense Revenue: 7.6% Expense: 3.6% Operating ($4.9) +$15.8 +$17.5 +$12.7 +$20.0 +$10.8 Leverage($M)(1) Core Efficiency 68.9% 63.4% 58.7% 60.2% 57.2% 57.0% Ratio (%)(1) $ in millions (1) Please refer to the appendix for a reconciliation of non-GAAP measures 7

2Q 2020 Investor Relations Discussion Materials FEE INCOME GROWTH: DIVERSIFIED REVENUE STREAMS $ in millions 2015 2016 2017 2018 2019 2Q20 Service charges $15.3 $15.9 $18.6 $18.2 $18.9 $3.3 Interchange 14.5 15.0 18.8 20.2 21.7 5.9 Trust 5.8 5.4 7.1 7.9 8.3 2.1 Retail brokerage and insurance 8.5 8.0 8.8 7.4 7.6 1.8 BOLI 5.4 5.4 5.7 6.7 6.0 1.8 SWAP fees 0.8 2.4 2.0 1.9 3.4 0.6 Gain on sale of mortgage loans 2.4 4.1 5.4 5.4 7.8 4.2 Gain on sale of SBA loans 0.0 0.0 0.0 2.6 3.1 0.4 Gain on sale of other assets 1.9 1.4 1.8 2.7 1.7 0.2 Other fees 7.2 6.2 7.6 6.7 7.3 1.7 Total fee income $61.8 $63.8 $75.8 $79.7 $85.8 $22.0 Gain on sale of securities (0.2) 0.6 5.0 8.1 0.0 0.0 Derivative mark-to-market (0.3) 0.2 (0.5) 0.8 (0.3) (0.2) Total noninterest income 61.3 $64.6 $80.3 $88.6 $85.5 $21.8 Fee Income/ Avg. Assets 0.97% 0.96% 1.05% 1.05% 1.07% 0.26% Fee Income/ Operating Revenue 24.4% 23.9% 24.5% 23.9% 24.0% 24.7% $85.8 $79.7 $75.8 $61.8 $63.8 $22.0 8

2Q 2020 Investor Relations Discussion Materials EXPENSE CONTROL: OPERATING EXPENSE TREND(1) (1) $203.6 $185.9 $191.0 $168.8 $156.5 43% 43% 43% 42% 57% 50% 44% 57% 58% 57% 50% 56% $51.9 45% 55% . Successfully redeployed back office savings into revenue producing business lines over the past five years . Largest investments include reentry into the traditional mortgage and SBA businesses, corporate banking build-out and retail expansion in Ohio, and customer facing technology . Expense increase from 2016 to 2019 driven by acquisitions (1) Please refer to the appendix for a reconciliation of non‐GAAP measures 9

2Q 2020 Investor Relations Discussion Materials REGIONAL LEADERSHIP MODEL First Commonwealth began transitioning to a regional leadership model in 2017 . Leadership and accountability lies with the regional presidents . Better connectedness between lines of business . Wealth referrals increasing . SBA loans sourced from Corporate banking and branches . Mortgage – Insurance referrals increasing . Key customer satisfaction survey metrics continue to improve . Deposit growth outstripped loan growth in 2019 Total Loans(1) Total Deposits 2019 2019 Balance Growth % Balance Growth % Northern Ohio $727.8 $139.1 23.6% $702.6 $70.9 11.2% Central Ohio 893.0 73.1 8.9% 713.3 19.6 2.8% Cincinnati Metro 306.3 71.7 30.6% 160.8 8.9 5.9% OH Pittsburgh Metro 1,932.0 (74.1) (3.7%) 2,153.5 180.1 9.1% Community PA 1,597.3 160.5 11.2% 2,915.1 541.5 22.8% Other 748.9 49.3 7.0% 80.7 (3.1) (0.0%) Total $6,205.3 $419.6 7.3% $6,726.0 $817.9 13.8% Santander Acquisition $100.0 $471.4 Total w/o Santander: $319.6 5.5% $346.5 5.9% $ in millions, as of December 31, 2019 (1) Loan balances are based on portfolio location and do not necessarily represent the location of the collateral  10

2Q 2020 Investor Relations Discussion Materials A DIVERSIFIED COMMUNITY BANK Loan Portfolio Composition ($mm) Loan Portfolio Repricing ($mm) Non-Owner Occupied Interest rate floors exist CRE / Total for 32% of variable rate Capital Ratio: 189.0%(1) loans C&D Loans / Total WA Floor of 3.44% < WA Capital: 35.6%(1) Rate of 3.94% $7.0 billion $7.0 50% Variable billion 50% Fixed 59% Commercial 41% Retail Loan Portfolio Trends . Good mix of commercial and consumer loans $6,952 $6,205 . Reentry into the Mortgage business in 2014 has $5,786 enabled the flexibility to add duration to the loan $5,422 $4,690 $4,886 portfolio . Indirect auto has become a good source of yield . Competition from banks and non-banks in consumer lending remains a headwind (1) Reflects bank level, regulatory data as of June 30, 2020 Note: As of June 30, 2020; includes loans held for sale  11

2Q 2020 Investor Relations Discussion Materials STABLE LOW-COST DEPOSIT ADVANTAGE Deposit Composition ($mm)(1) Geographic Breakdown(1) 16% Business/84% Retail 67% Business/33% Retail $7.5 $7.5 billion billion 25% Business/75% Retail 46% Business/54% Retail Deposit Costs (%)(3) . 54% of the Bank’s deposits are sourced from rural Western Pennsylvania and Northern Ohio where (2) customers tend to be more loyal than larger metropolitan markets . Deposits have grown steadily since 2015 though thoughtful M&A and organic production . Noninterest-bearing deposits currently comprise 29% of total deposits (1) QTD average balance as of June 30, 2020 (2) U.S. Banks $2 to $10 billion 12 (3) For the quarter ended June 30, 2020; Source S&P Global Market Intelligence

2Q 2020 Investor Relations Discussion Materials

M&A EXPANSION UPDATE

Successful Expansion Efforts

- Leveraging significant management experience in Ohio market
- Opened a business center in Cleveland in April 2014
  - Targeting commercial customers in northeast OH
- Acquired First Community Bank in Columbus, OH in October '15
- Opened two mortgage production offices in central and northeast OH in 2016
- Completed acquisition of 13 branches from FirstMerit in December '16
- Completed acquisition of DCB Financial Corp in April '17
- Completed acquisition of Foundation Bank in Cincinnati, OH in May '18
- First Commonwealth's Ohio franchise is now comprised of:
  - $2.0 billion in loans(1)
  - $1.9 billion in deposits
  - 34 banking branches
  - 3 loan production offices
- Completed acquisition of 14 former Santander branches in Central PA in September '19
  - Deposit balances have grown $69 million since conversion

Ohio Loan Portfolio ($MM)(1)


$202
$424
$657
$1,169
$1,545
$1,709
$1,915
$1,959
2014
2015
2016
2017
2018
2019
1Q20
2Q20

Recent Ohio Acquisitions

Target	Announcement Date	Completion Date	Deal Value $MM(2)	Total Loans Acquired $MM	Total Deposits Acquired $MM
First Community Bank	5/11/2015	10/1/2015	15	61	90
13 FirstMerit Branches	7/27/2016	12/2/2016	33	102	620
DCB Financial Corp.	10/3/2016	4/3/2017	106	383	484
Foundation Bank	1/10/2018	5/1/2018	58	185	141
		Total Ohio Acquisitions	**$212**	**$731**	**$1,335**
		Total Ohio Portfolio (1)		$1,959	$1,866
14 Santander Branches	4/22/2019	9/6/2019	$33	$100	$471

(1) Includes all OH based consumer loans, Commercial Real Estate loans with properties located in OH and C&I loans with borrowers headquartered in OH; excludes Paycheck Protection Program loans

(2) Deal value at announcement

First Commonwealth

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2Q 2020 Investor Relations Discussion Materials SMALLER COMMUNITIES FUND LARGER METRO MARKETS First Commonwealth’s rural geographies have proven to be a stable source of low-cost funding, which enabled our strategy of leveraging our commercial lending business in faster growing metro markets through low-risk, accretive acquisitions. Note: Branches as of June 30, 2020. Deposit data as of June 30, 2019 Source: S&P Global Market Intelligence 14

2Q 2020 Investor Relations Discussion Materials

COVID-19 OPERATIONAL UPDATE

The Company took early action by executing its business continuity plan to protect the health and welfare of its associates and mitigate customer disruption

Employees

- Approximately 40% of employees **working from home**
- Up to $2,000 special **no-interest loan** offered to all employees
- Up to 40 **additional hours of paid time off** for eligible personnel
- **Monitoring the health** of our employees on a daily basis
- Offering no-cost **COVID-19 related treatment** under U.S. Medical Plan
- 2020 Forbes **World's Best Banks**

Consumers

- **All community office drive-ups are open** and our lobbies are available by appointment
- Allowed **90-day grace period** for credit card, mortgage and auto loan payments; second requests require additional approvals
- Approved approximately 5,000 **forbearance agreements**[1] for consumer customers
- Not reporting payment deferrals to **credit bureaus**
- Waiving or refunding certain **fees**
- Continue to prudently **lend to qualified consumers**

Businesses

- **Extending credit** to businesses of all sizes for working capital and general corporate purposes
- Approved over 1,600 **forbearance agreements**[1] for commercial customers
- SBA Paycheck Protection Program (PPP): received SBA approvals for **4,920 loans** representing $606 million approved and $588 million funded to **support approximately 80,000 local jobs**
  - PPP balances totaled $571 million as of June 30, 2020

Communities

- Launched "Be a Part" program to **support** local food banks, EMS and other organizations providing meaningful access to services and supplies
  - Up to **$75,000 direct match** for employee and customer donations
- Consumer Federation of America Designation of **Savings Excellence**
- FDIC **Impactful Money Smart** for Adults Partnership

(1) As of June 30, 2020

First Commonwealth

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2Q 2020 Investor Relations Discussion Materials COVID-19: RESERVE BUILD YEAR-TO-DATE Allowance for Loan Losses Released $2.9 million in 2Q due primarily to the resolution of Includes additional three reserves for commercial commercial credits overlays (slide 17) and consumer forbearances Assumes (slide 18) unemployment rate of over 11% 1.28% 0.83% of of total loans total loans (excl. PPP) $ in millions Balances as of June 30, 2020 16

2Q 2020 Investor Relations Discussion Materials

COVID-19: HIGHEST IMPACTED COMMERCIAL PORTFOLIOS

	Balance Outstanding		Non-pass (% port)		Nonperforming (% port)		Deferrals[2]			
$ in millions	$ bal	% tot lns	1Q20	2Q20	1Q20	2Q20	@ 4/24	% port	@ 9/04	% port
Commercial Portfolio[1]										
Retail	$547.5	7.9%	0.7%	0.7%	0.4%	0.4%	$195.1	36.1%	$11.3	2.1%
Hospitality	262.0	3.8%	7.0%	7.0%	7.0%	7.0%	223.4	85.7%	56.6	21.6%
Senior Living	153.7	2.2%	6.0%	5.8%	5.5%	5.3%	1.1	0.7%	0.0	0.0%
Dealer Floorplan	71.0	1.0%	1.9%	0.0%	1.9%	0.0%	70.0	69.9%	0.0	0.0%
Student Housing	99.5	1.4%	0.0%	0.0%	0.0%	0.0%	12.7	13.2%	0.0	0.0%
Healthcare	62.6	0.9%	1.2%	1.2%	0.9%	0.9%	7.9	12.9%	0.3	0.5%
Energy	32.7	0.5%	28.5%	23.7%	15.5%	5.2%	1.9	5.5%	0.0	0.0%
Restaurants/Bars	27.5	0.4%	7.0%	7.1%	6.3%	6.3%	14.9	53.2%	0.0	0.0%
Total	**$1,256.5**	**18.2%**	**3.6%**	**3.3%**	**3.0%**	**2.6%**	**$527.0**	41.5%	**$68.2**	5.4%

- As of June 30, 2020, 96.7% of loans in our highest impacted portfolios are pass-rated and 97.4% were performing
- Through September 4, 2020, deferrals booked within these portfolios increased $25.8 million since July 24, 2020, from 3.4% to 5.4%
- Requests for additional Round Two deferrals remain in process

FIRST Commonwealth

(1) Includes essential and non-essential businesses
(2) Deferrals include loans with modified terms classified under Section 4013 of the CARES Act
Balances as of June 30, 2020, unless noted

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2Q 2020 Investor Relations Discussion Materials

COVID-19: DEFERRALS(1)

Initial deferrals were offered to all customers regardless of circumstances; additional 90 day deferrals are being assessed based on credit determination

	Total Loans		Deferrals (@ 4/24)			Deferrals (@ 9/04)		
$ in millions	$ bal	% tot lns	# loans	$ bal	% port	# loans	$ bal	% port
Commercial Portfolio								
Commercial & Industrial	$1,202.0	17.3%	863	$178.3	14.0%	20	$30.1	2.5%
Commercial Real Estate	2,224.7	32.0%	556	684.3	31.2%	27	104.5	4.7%
Commercial Construction	339.6	4.9%	20	47.9	14.4%	0	0.0	0.0%
Paycheck Protection Loans	570.9	8.2%	0	0.0	0.0%	0	0.0	0.0%
Total Commercial	**$4,337.2**	**62.4%**	**1,439**	**$910.5**	**24.0%**	**47**	**$134.6**	**3.1%**
Consumer Portfolio								
Mortgage	$1,170.8	16.8%	911	$111.4	9.9%	13	$4.4	0.4%
Home Equity	583.2	8.4%	626	44.8	7.6%	2	0.2	0.0%
RE Construction	76.7	1.1%	3	0.7	0.9%	0	0.0	0.0%
Auto	671.2	9.7%	2,030	42.4	6.8%	17	0.4	0.1%
Other Consumer	113.4	1.6%	868	7.8	6.5%	7	0.1	0.1%
Total Consumer	**$2,615.3**	**37.6%**	**4,438**	**$207.1**	**8.1%**	**39**	**$5.1**	**0.2%**
Total Loans	**$6,952.5**	**100.0%**	**5,877**	**$1,117.6**	**17.6%**	**86**	**$139.7**	**2.0%**

- Round One deferrals peaked at approximately $1.4 billion. Nearly all (99.85%) of Round One deferrals with a payment due prior to September 4, 2020, have resumed payments
- Total booked loan deferrals decreased $46.6 million since July 24, 2020

(1) Deferrals include loans with modified terms classified under Section 4013 of the CARES Act
Balances as of June 30, 2020, unless noted

First Commonwealth

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2Q 2020 Investor Relations Discussion Materials REDUCED PORTFOLIO RISKS: SIZE AND CONCENTRATION . Increased granularity and decreased concentration risk – Expanding consumer, middle market and small business relationships – Geographic expansion decreases single market or location risk – Adopted a regional banking model . Strengthened credit culture – Enhanced tracking, monitoring and managing credit risk – Improved portfolio management • Rotated out of riskier sectors (e.g. oil and gas, coal) • Utilized capital markets to exit underperforming names • Adopted strict concentration and segment limits Commitments > $15 million Provision Expense/ Avg. Loans # commitments 19

2Q 2020 Investor Relations Discussion Materials ASSET QUALITY TRENDS Nonperforming Assets / Assets(1) (%) Net Charge-Offs / Loans (%) Reserves / Nonperforming Loans (%) Nonperforming Loans / Loans (%) (1) Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases, and foreclosed or repossessed assets 20

2Q 2020 Investor Relations Discussion Materials LOANS BY GEOGRAPHY(1) . Location based on collateral location for RE secured or borrower address for C&I and other consumer loans . Loan portfolio primarily based in Pennsylvania, Ohio and contiguous states $7.0 . Commercial lending market area extends 150 billion miles from a First Commonwealth office . No out-of-market speculative real estate – Speculative out-of-market real estate was the primary source of credit losses during the last credit cycle . Only $57.1 million (<1% of total loans) are out of market investment real estate to support existing national developer relationships Commercial Consumer Other $ in millions C&I CRE Construction RE Consumer Total Pennsylvania $1,106 $1,157 $155 $1,214 $556 $4,188 Ohio 372 799 158 571 197 $2,097 Other 295 269 27 45 32 $668 Total $1,773 $2,225 $340 $1,830 $785 $6,953 (1) Location determined by collateral location for real estate secured loans and borrower address for C&I and Other Consumer loans; includes Paycheck Protection Program loans 21

2Q 2020 Investor Relations Discussion Materials STRONG CAPITAL POSITION(1) Over $220 million of excess capital at June 30, 2020 Excess Capital Well-Capitalized Regulatory Minimum 13.9% 11.3% 11.3% 8.9% 10.0% 8.0% 6.5% 5.0% (1) Bank level regulatory capital ratios As of June 30, 2020 22

2Q 2020 Investor Relations Discussion Materials

PERFORMANCE HIGHLIGHTS

	2014Y	2015Y	2016Y	2017Y	2018Y	2019Y	2Q19	3Q19	4Q19	1Q20	2Q20
							Trailing 5 Quarters				
Earnings growth											
Operating revenue[1]	$248	$254	$267	$309	$334	$357	$89	$91	$92	$89	$89
Provision for credit losses	11	15	18	5	13	15	3	3	5	31	7
Operating expense[2]	171	161	157	186	191	204	51	51	53	52	51
Core net income[2]	$44	$51	$61	$75	$102	$108	$27	$30	$27	$5	$24
Pre-Tax Pre-Provision Earnings[1][2]	**$76**	**$90**	**$107**	**$108**	**$139**	**$147**	**$37**	**$36**	**$39**	**$37**	**$36**
Core EPS[2]	$0.47	$0.57	$0.69	$0.79	$1.03	$1.10	$0.28	$0.30	$0.27	$0.05	$0.24
Core EPS Growth YoY[2]	6.8%	21.3%	21.1%	14.5%	30.4%	6.8%	55.6%	66.7%	22.7%	(69.0%)	(16.0%)
Return to shareholders											
Dividend per share	$0.28	$0.28	$0.28	$0.32	$0.35	$0.40	$0.10	$0.10	$0.10	$0.11	$0.11
Tangible book value per share	6.03	6.23	6.20	6.34	6.98	7.49	7.46	7.31	7.49	7.54	7.72
Period-end close	$9.22	$9.07	$14.18	$14.32	$12.08	$14.51	$13.47	$13.28	$14.51	$9.14	$8.28
Balance sheet trends (EOP)											
Investment securities and cash	$1,429	$1,403	$1,303	$1,291	$1,434	$1,378	$1,365	$1,310	$1,378	$1,444	$1,670
Commercial loans	2,578	2,851	3,102	3,432	3,571	3,735	3,716	3,670	3,735	3,799	4,341
Consumer loans	1,882	1,839	1,784	1,990	2,215	2,470	2,303	2,450	2,470	2,541	2,611
Total loans	**4,460**	**4,690**	**4,886**	**5,422**	**5,786**	**6,205**	**6,019**	**6,120**	**6,205**	**6,340**	**6,952**
Noninterest bearing deposits	989	1,117	1,269	1,417	1,466	1,690	1,528	1,658	1,690	1,752	2,288
Total deposits	**$4,315**	**$4,196**	**$4,948**	**$5,581**	**$5,898**	**$6,678**	**$6,156**	**$6,678**	**$6,678**	**$6,923**	**$7,782**
Borrowings	1,268	1,592	949	795	907	436	790	318	436	381	342
Equity	$716	$720	$750	$888	$975	$1,056	$1,022	$1,039	$1,056	$1,058	$1,076
Profitability											
PTPP Return on average assets[1][2]	1.21%	1.40%	1.61%	1.50%	1.84%	1.83%	1.87%	1.80%	1.88%	1.79%	1.61%
Core Return on average assets[2]	0.70%	0.79%	0.92%	1.04%	1.36%	1.35%	1.37%	1.46%	1.29%	0.23%	1.06%
Core Return on average TCE[2]	8.0%	9.2%	10.7%	12.8%	15.9%	15.3%	15.5%	16.2%	14.9%	2.9%	13.1%
Net interest margin[1]	3.27%	3.28%	3.32%	3.57%	3.71%	3.75%	3.75%	3.76%	3.73%	3.65%	3.29%
Core Efficiency ratio[1][2]	68.9%	63.4%	58.7%	60.2%	57.2%	57.0%	56.8%	55.7%	57.2%	58.2%	57.2%

(1) Taxable equivalent
(2) Please refer to the appendix for a reconciliation of non-GAAP measures

FIRST Commonwealth

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2Q 2020 Investor Relations Discussion Materials PERFORMANCE RELATIVE TO PEERS Core ROAA (%)(1) Efficiency Ratio (%)(1) Core ROAE (%)(1) Net Interest Margin (%)(2) (1) Core ROAA, ROAE and Efficiency Ratios as calculated by S&P Global Market Intelligence and may not agree with management's reported  figures 24 (2) Taxable equivalent

2Q 2020 Investor Relations Discussion Materials DIGITAL STRATEGY . Create a mobile-centric, full-service banking capability that stands on its own without the need for the customer to go to a branch or call the Engagement Center. . Enhance ability to proactively engage customers in virtual conversations and provide personalized Community Bank customer experiences. . Deliver digital platforms and tools which use contemporary design standards (User-Interface (UI) and User-Experience (UX)) and promote customer engagement and education around ongoing enhancements. . Improve digital infrastructure to support higher levels of security and integration of new functionality. . Drive revenue growth, operational efficiency and superior customer experience through the digitalization of processes and by embracing evolving payments technology. . Evolve data analytics through education of data availability and tools, governance, and end user talent with outcome of better productivity, focused marketing, lowered risk and improved customer satisfaction. 25

2Q 2020 Investor Relations Discussion Materials DIGITAL AND PAYMENTS • Bank when, where and on • Consumer deposit accounts whatever device you prefer • Consumer loans and lines of • Ongoing upgrades and credit enhancements to improve • Home equity loans and lines customer experience Account Ease of Use Opening • Online chat (product • User controls and alerts assistance) Digital and (debit card control) • Secure messaging online Customer Security Service Payments Empowerment • Digital tokens, Registered and mobile Focus Devices and One-time • Secure chat for online Passcodes (OTP) account opening • Targeted marketing/offers Money Financial Movement Fitness • Money Manager o Budgets and Spending • Mobile wallets Analyzer • Quick bill payments with o Goal setting and alerts Alexa o Account aggregation • Zelle (Sept ‘20) o Cashflow and Net Worth 26

2Q 2020 Investor Relations Discussion Materials DIGITAL AND PAYMENTS UPDATE . Digital account opening – Released our updated mobile centric account opening (over 10% of retail transaction account production from virtual channels) . All new or reissued debit and credit cards contactless (Tap ‘n Go) . Treasury Management – Completed transition of Treasury Management customers to new platform – Customizable user experience, intuitive payment processing, high-level of security and additional mobility for businesses with companion App 27

2Q 2020 Investor Relations Discussion Materials NEW DIGITAL BANKING EXPERIENCE . Innovative design elements for organizing the user interface (UI) allowing users to customize their experience . A unique customer interaction platform that brings human personalization to the digital customer experience . Same look across all of your devices – mobile, desktop, tablet, etc. 28

2Q 2020 Investor Relations Discussion Materials HOW WE SUCCEED . Remain an authentic, mission-driven community bank – Continue to support our employees, customers and communities through these uncertain times – Proactively engage borrowers and assist them with charting a path forward – Win customers through better capabilities and service – Take this opportunity to develop a more intimate relationship with our existing customers . Control expenses and deliver positive operating leverage – Rethinking the way we do business going forward – Redeploying cost savings into digital transformation (e.g. Treasury Management, Banno Digital Platform, Zelle) and revenue-generating growth . Protect shareholder value – Credit costs that outperform peers long-term – Thoughtfully deploy capital when market conditions improve . Maintain a risk and governance culture aligned with expectations of long-term stakeholders 29

2Q 2020 EARNINGS DETAIL 30

2Q 2020 Investor Relations Discussion Materials SECOND QUARTER 2020 HIGHLIGHTS Building a strong balance sheet to weather uncertainty Highlights ahead $36.1 million . Additional reserve build of $2.4 million resulting in a reserve coverage ratio (excluding PPP loans) of Pre-tax Pre-provision income(1) 1.28% $29.8 million . Strong balance sheet growth linked-quarter (annualized) (2) YTD reserve build – Total loans grew $42 million (excluding PPP $23.9 million loans), or 2.7% Net income – Average deposits grew $758 million, or 45.1% $3.8 billion – Average noninterest bearing deposits grew $454 million, or 108.4% Available liquidity $757.6 million . Efficiency Ratio of 57.2% – Targeted 20% reduction in retail facilities by the Tangible common equity end of the year $7.72 . Tangible book value per share increased 9.6% LQ Tangible book value per share . Strengthened regulatory capital and liquidity ratios (1) Please refer to the appendix for a reconciliation of non-GAAP measures (2) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs 31

2Q 2020 Investor Relations Discussion Materials CREDIT QUALITY . Provision expense of $6.9 million decreased Provision Expense and Net Charge-offs $24.1 million from LQ: 7.0 0% $36 .0 $31.0  − $3.4 million increase in qualitative reserves for 6.0 0% $31 .0 economic conditions 5.0 0% $26 .0 4.0 0% − $2.1 million increase in new qualitative factors $21 .0 3.0 0% for loans at higher risk of COVID-19 economic 2.0 0% $16 .0 1.0 0% factors 0.23% 0.28% $11 .0 0.10% 0.25% 0.21% $6.9  $4.9  $4.5  0.0 0% $2.8  $2.7  $3.7  $3.3  $3.5  $6. 0 − $3.0 million decrease in specific reserves for $1.4  ‐1.00% $1. 0 ‐2.00% nonperforming loans 2Q19 3Q19 4Q19 1Q20 2Q20 ‐3.00% ($4.0) − $4.5 million net charge-offs Provision Expense Net Charge‐offs Net Charge‐off Rate − Remaining primarily due to loan growth and (1) credit migration Nonperforming Assets . Nonperforming assets decreased $4.5 million over LQ $62.7 $58.2 . Resolution of two commercial credits totaling $5.7 million and $1.4 million $37.8 $37.4 $35.1 reduction in other real estate owned (OREO) . Partially offset by a $5.5 million commercial credit placed into nonaccrual (1) Net charge-offs as a percentage of period-to-date average loans, annualized 32

2Q 2020 Investor Relations Discussion Materials NET INTEREST INCOME AND NET INTEREST MARGIN Net Interest Income(1) . Net interest income decreased $1.1 million to LQ as the result of a 36 basis point (bps) decrease in the net interest margin, driven by the impact of the lower interest rate environment, partially offset by a $678.6 million increase in average interest-earning assets − Approximately 12bps of NIM compression can be attributed to PPP loans and associated deposits Yield/Cost Trends(1) . Net interest margin of 3.29% decreased 36 basis points (bps) to LQ: − A 57 basis point decrease in the yield on interest-earning assets was partially offset by a 26 basis point decrease in the cost of interest bearing liabilities − 15 basis points of the decline in the yield of interest-earning assets can be attributed to PPP loans $ in millions (1) Taxable equivalent 33

2Q 2020 Investor Relations Discussion Materials LOANS Average Loans(1) Average . Average loans increased $522 million from LQ – Includes $406 million of PPP loans – Excluding PPP loans, average loans grew $116 million, or 7.4% (annualized) from the previous quarter . The yield on loans decreased 57 basis points from the previous quarter, with 8bps attributable to PPP lending Period-end Loans(1) Period-end $6,952 $6,340 . Loans increased $612 million from LQ and $6,019 $833 million from the prior year (excluding $100 million(3) of loans acquired in the Santander acquisition) – Includes $571 million of PPP loans – Excluding PPP loans, total period-end loans grew $41.9 million, or 2.7% (annualized) from the previous quarter $ in millions (1) Includes loans held for sale 34 (2) Taxable equivalent yield (3) Balances as of the close of the acquisition

2Q 2020 Investor Relations Discussion Materials DEPOSITS Average Deposits Average . Average deposits grew $758 million from LQ and $1.3 billion YoY ($860 million YoY excluding acquired balances from Santander(1)) . The cost of total deposits of 0.31% decreased 20 basis points from the previous quarter − The cost of interest-bearing demand and savings deposits decreased 24 bps from 48 bps LQ Period-end Deposits Period-end $7,782 $6,923 . Total period-end deposits increased $859 $6,156 million from LQ . Excluding acquired balances from Santander(1), YoY total deposits increased $1.2 billion . Noninterest-bearing deposits currently comprise 29.4% of total deposits $ in millions (1) Balances as of the close of the acquisition 35

2Q 2020 Investor Relations Discussion Materials

NONINTEREST INCOME

	2Q20	1Q20	2Q19	Change from 1Q20	Change from 2Q19
Service charges	$3.3	$4.7	$4.6	($1.4)	($1.3)
Interchange	5.9	5.3	5.4	0.6	0.5
Trust	2.1	2.1	2.0	0.0	0.1
Insurance and retail brokerage	1.8	2.0	2.0	(0.2)	(0.2)
BOLI	1.8	1.6	1.4	0.2	0.4
SWAP fees	0.6	0.2	0.8	0.4	(0.2)
Gain on sale of mortgage loans	4.2	2.5	2.1	1.7	2.1
Gain on sale of other loans	0.6	0.7	1.8	(0.1)	(1.2)
Other fees	1.7	1.9	1.8	(0.2)	(0.1)
Total fee income	**$22.0**	**$21.0**	**$21.9**	$1.0	$0.1
Gain on sale of securities	0.0	0.0	0.0	0.0	0.0
Derivative mark-to-market	(0.2)	(1.7)	0.0	1.5	(0.2)
Total noninterest income	**$21.8**	**$19.3**	**$21.9**	$2.5	($0.1)


$21.9
$22.2
$22.5
$19.3
$21.8
2Q19
3Q19
4Q19
1Q20
2Q20

$ in millions

- Total fee income increased $2.5 million from LQ and decreased $0.1 million YoY
- Gain on sale of mortgage loans increased $1.7 million to LQ and 2.1 million YoY due to higher originations
  - Total mortgage originations of $203 million increased $74 million to LQ and increased $82 million YoY
- $1.5 million quarter over quarter increase in swap-related derivative mark-to-market income due to a $1.7 million negative mark in the previous quarter
- Interchange income increased $0.6 million to LQ due to increased debit card activity
- Deposit service charges decreased $1.4 million from LQ and $1.3 million YoY due to lower NSF fees

First Commonwealth

36

2Q 2020 Investor Relations Discussion Materials

NONINTEREST EXPENSE

	2Q20	1Q20	2Q19	Change from 1Q20	Change from 2Q19
Salaries and benefits	$28.8	$30.0	$27.3	($1.2)	$1.5
Occupancy	4.4	5.0	4.4	(0.6)	0.0
Furniture and equipment	3.7	3.8	3.8	(0.1)	(0.1)
PA shares tax	1.3	0.7	1.3	0.6	0.0
Data processing	2.6	2.5	2.6	0.1	0.0
Collection and repo	0.3	0.6	0.5	(0.3)	(0.2)
Professional fees	0.9	0.9	1.0	0.0	(0.1)
FDIC insurance	0.7	0.0	0.6	0.7	0.1
Operational losses	0.3	0.4	0.6	(0.1)	(0.3)
Loss on sale or write-down of assets	0.1	0.2	1.2	(0.1)	(1.1)
Other operating expenses	7.9	7.8	7.5	0.1	0.4
Total operating expense	**$51.0**	**$51.9**	**$50.8**	($0.9)	$0.2
Unfunded commitments	0.9	(2.5)	0.6	3.4	0.3
Intangible amortization	0.9	0.9	0.8	0.0	0.1
Acquisition expenses	0.0	0.0	0.0	0.0	0.0
Total noninterest expense	**$52.8**	**$50.3**	**$52.2**	$2.5	$0.6


52.2
54.9
53.1
50.3
52.8
56.8%
55.7%
57.2%
58.2%
57.2%
2Q19
3Q19
4Q19
1Q20
2Q20
Core Efficiency Ratio(1)

- Total operating expenses decreased $0.9 million from the previous quarter and increased $0.2 million YoY
- Unfunded commitment expense increase $3.4 million from LQ due to a $2.5 million release of unfunded commitment reserves in the previous quarter as compared to $0.9 million in expense related to unfunded commitment reserves this quarter
- Salaries and benefits decreased $1.2 million from LQ and increased $1.5 million YoY. The increase YoY is primarily due to the acquisition of 14 Santander branches in 3Q19
- FTEs decreased 45 from LQ and increased 27 from the previous year. The decrease from LQ is due to a company wide hiring freeze implemented at the end of Q1

(1) Please refer to the appendix for disclosures regarding non-GAAP measures

First Commonwealth

37

2Q 2020 Investor Relations Discussion Materials CAPITAL RETURN Payout Ratios . Strong capital levels allow us to continue to return capital to shareholders . Announced a $25 million share repurchase program in 1Q19 – Suspended current program on March 13, 2020 with $15.6 million remaining . Increased the quarterly dividend by 10% from $0.10 to $0.11 per share in 1Q20 (January) – Trailing four-quarter average EPS of $0.21 – Management currently believes the dividend is sustainable based upon the company’s expectation of an economic recovery beginning in the second half of 2020 (1) Net payout ratio represents common stock dividends and share repurchases less share issuances and stock compensation-related items, excluding acquisition-related items, divided by net income attributable to common stock. 38

APPENDIX 39

2Q 2020 Investor Relations Discussion Materials

NON-GAAP MEASURES

Operating Revenue	2Q20	1Q20	4Q19	3Q19	2Q19
Net Interest Income	$66.7	$67.7	$68.8	$68.5	$67.1
Tax equivalent adjustment	0.4	0.4	0.4	0.4	0.5
Net Interest Income (FTE)	67.1	68.1	69.2	68.9	67.6
Noninterest Income (Reported)	21.8	19.3	22.5	22.2	21.9
Less: Realized gains / (losses) on securities	0.0	0.0	0.0	0.0	0.0
Less: Derivative mark-to-market	(0.2)	(1.7)	(0.2)	0.0	0.0
Total Noninterest Income (Operating)	$22.0	$21.0	$22.7	$22.2	$21.9
Total Operating Revenue	$89.1	$89.1	$91.9	$91.1	$89.5
Average Assets	9,044	8,337	8,201	8,050	7,986
Operating Revenue / Average Assets (%)	**3.94%**	**4.27%**	**4.48%**	**4.53%**	**4.48%**

Operating Expense	2Q20	1Q20	4Q19	3Q19	2Q19
Noninterest Expense	$52.8	$50.3	$53.1	$54.9	$52.2
Less: Unfunded commitment reserve	0.9	(2.5)	(0.3)	(0.5)	0.6
Less: Intangible amortization	0.9	0.9	1.0	0.9	0.8
Less: Merger and acquisition related	0.0	0.0	(0.2)	3.7	0.0
Total Operating Expense	$51.0	$51.9	$52.6	$50.8	$50.8
Average Assets	9,044	8,337	8,201	8,050	7,986
Operating Expense / Average Assets (%)	**2.26%**	**2.49%**	**2.57%**	**2.52%**	**2.54%**
Core Efficiency Ratio[(1)]	**57.2%**	**58.2%**	**57.2%**	**55.7%**	**56.8%**
Pre-tax Pre-Provision Net Income (Reported)	**$36.1**	**$37.1**	**$38.6**	**$36.2**	**$37.3**
Average Diluted Shares Outstanding	98.1	98.4	98.5	98.5	98.6
Pre-tax Pre-Provision Net Income per share	$0.37	$0.38	$0.39	$0.37	$0.38
Average Assets	$9,044	$8,337	$8,201	$8,050	$7,986
Pre-tax Pre-Provision Income / Average Assets (%)	1.61%	1.79%	1.88%	1.80%	1.87%

$ in millions

(1) Core Efficiency Ratio is calculated as Operating Expense as a percentage of Operating Revenue

First Commonwealth

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

40

2Q 2020 Investor Relations Discussion Materials NON-GAAP MEASURES Core Earnings per Share 2Q20 1Q20 4Q19 3Q19 2Q19 Net Income (GAAP) $23.9 $4.7 $26.8 $26.6 $27.3 Less: Merger and acquisition related (after tax) 0.0 0.0 (0.2) 3.0 0.0 Core Net Income (Non-GAAP) $23.9 $4.7 $26.6 $29.6 $27.3 Average Diluted Shares Outstanding 98.1 98.4 98.5 98.5 98.6 Core Earnings per Share (Non-GAAP) $0.24 $0.05 $0.27 $0.30 $0.28 Core Return on Average Assets (%) 2Q20 1Q20 4Q19 3Q19 2Q19 Net Income (GAAP) $23.9 $4.7 $26.8 $26.6 $27.3 Less: Merger and acquisition related (after tax) 0.0 0.0 (0.2) 3.0 0.0 Core Net Income (Non-GAAP) $23.9 $4.7 $26.6 $29.6 $27.3 Average Assets 9,044 8,337 8,201 8,050 7,986 Core Return on Average Assets (Non-GAAP) 1.06% 0.23% 1.29% 1.46% 1.37% $ in millions, except per share data Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons. 41

2Q 2020 Investor Relations Discussion Materials

NON-GAAP MEASURES

Return on Average Tangible Common Equity (%)	2Q20	1Q20	4Q19	3Q19	2Q19
Average Equity	$1,072	$1,071	$1,051	$1,034	$1,009
Less: Average intangible assets	319	319	320	293	287
Less: Average preferred stock	0	0	0	0	0
Average Tangible Common Equity	$753	$752	$731	$741	$722
Net Income (GAAP)	$23.9	$4.7	$26.8	$26.6	$27.3
Less: Intangible amortization (after tax)	0.7	0.7	0.8	0.7	0.6
Net Income Adjusted for Intangible Amortization (Non-GAAP)	$24.6	$5.4	$27.6	$27.3	$27.9
Return on Average Tangible Common Equity	**13.1%**	**2.9%**	**15.0%**	**14.6%**	**15.5%**

Core Return on Average Tangible Common Equity (%)	2Q20	1Q20	4Q19	3Q19	2Q19
Average Equity	$1,072	$1,071	$1,051	$1,034	$1,009
Less: Average intangible assets	319	319	320	293	287
Less: Average preferred stock	0	0	0	0	0
Average Tangible Common Equity	$753	$752	$731	$741	$722
Net Income (GAAP)	$23.9	$4.7	$26.8	$26.6	$27.3
Less: Merger and acquisition related (after tax)	0.0	0.0	(0.2)	3.0	0.0
Core Net Income (Non-GAAP)	$23.9	$4.7	$26.6	$29.6	$27.3
Less: Intangible amortization (after tax)	0.7	0.7	0.8	0.7	0.6
Core Net Income Adjusted for Intangible Amortization (Non-GAAP)	$24.6	$5.4	$27.4	$30.3	$27.9
Core Return on Average Tangible Common Equity	**13.1%**	**2.9%**	**14.9%**	**16.2%**	**15.5%**

$ in millions

First Commonwealth

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

42

2Q 2020 Investor Relations Discussion Materials NON-GAAP MEASURES Tangible Common Equity / Tangible Assets (Tangible Common Equity Ratio) 2Q20 1Q20 4Q19 3Q19 2Q19 Total Equity $1,076 $1,058 $1,056 $1,039 $1,022 Less: Intangible assets 318 319 320 320 287 Less: Preferred stock 0 0000 Tangible Common Equity $758 $739 $736 $719 $735 Total Assets $9,365 $8,515 $8,309 $8,152 $8,071 Less: Intangible assets 318 319 320 320 287 Tangible Assets $9,047 $8,196 $7,989 $7,832 $7,784 Tangible Common Equity / Tangible Assets 8.4% 9.0% 9.2% 9.2% 9.4% $ in millions Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons. 43

2Q 2020 Investor Relations Discussion Materials

NON-GAAP MEASURES

Operating Revenue	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Net Interest Income	$269.9	$252.2	$228.8	$199.0	$188.5	$183.7	$184.7
Tax equivalent adjustment	1.7	2.0	4.2	3.9	3.4	3.3	4.0
Net Interest Income (FTE)	271.6	254.2	233.0	202.9	191.9	187.0	188.7
Noninterest Income (Reported)	85.5	88.6	80.3	64.6	61.3	60.9	60.2
Less: Realized gains / (losses) on securities	0.0	8.1	5.0	0.6	(0.2)	0.6	(1.2)
Less: Derivative mark-to-market	(0.2)	0.8	(0.5)	0.2	(0.3)	(0.3)	1.4
Total Noninterest Income (Operating)	$85.7	$79.7	$75.8	$63.8	$61.8	$60.6	$60.0
Total Operating Revenue	$357.3	$333.9	$308.8	$266.7	$253.7	$247.6	$248.7
Average Assets	8,030	7,555	7,210	6,661	6,399	6,281	6,132
Operating Revenue / Average Assets (%)	**4.45%**	**4.42%**	**4.28%**	**4.00%**	**3.97%**	**3.94%**	**4.06%**

Operating Expense	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Noninterest Expense (Reported)	$210.0	$195.6	$200.3	$159.9	$163.9	$171.2	$168.8
Less: Unfunded commitment reserve	(0.5)	(0.2)	1.1	(0.3)	1.4	(0.1)	0.8
Less: Intangible amortization	3.4	3.2	3.1	0.5	0.6	0.6	1.1
Less: Merger and acquisition related	3.5	1.6	10.2	3.2	0.9	0.0	0.0
Total Operating Expense	$203.6	$191.0	$185.9	$156.5	$161.0	$170.7	$166.9
Average Assets	8,030	7,555	7,210	6,661	6,399	6,281	6,132
Operating Expense / Average Assets (%)	**2.54%**	**2.53%**	**2.58%**	**2.35%**	**2.52%**	**2.72%**	**2.72%**
Core Efficiency Ratio[1]	**57.0%**	**57.2%**	**60.2%**	**58.7%**	**63.4%**	**68.9%**	**67.1%**
Pre-tax Pre-Provision Net Income (Reported)	$147.1	$139.1	$108.0	$107.0	$89.5	$76.1	$81.3

Core Earnings per Share	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Net Income (GAAP)	$105.3	$107.5	$55.2	$59.6	$50.1	$44.5	$41.5
Less: Merger and acquisition *(after tax)*	2.8	1.3	6.6	2.1	0.6	0.0	0.0
Less: Realized (gains) / losses on securities *(after tax)*	0.0	(6.4)	(3.3)	(0.4)	0.1	(0.4)	0.8
Less: Deferred tax asset writedown	0.0	0.0	16.7	0.0	0.0	0.0	0.0
Core Net Income (Non-GAAP)	**$108.1**	**$102.4**	**$75.2**	**$61.3**	**$50.8**	**$44.1**	**$42.3**
Average Diluted Shares Outstanding	98.6	99.2	95.3	88.9	89.4	93.1	97.0
Core Earnings per Share (Non-GAAP)	**$1.10**	**$1.03**	**$0.79**	**$0.69**	**$0.57**	**$0.47**	**$0.44**

First Commonwealth

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2Q 2020 Investor Relations Discussion Materials

NON-GAAP MEASURES

Core Return on Average Assets (%)	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Net Income (GAAP)	$105.3	$107.5	$55.2	$59.6	$50.1	$44.5	$41.5
Less: Merger and acquisition *(after tax)*	2.8	1.3	6.6	2.1	0.6	0.0	0.0
Less: Realized (gains) / losses on securities *(after tax)*	0.0	(6.4)	(3.3)	(0.4)	0.1	(0.4)	0.8
Less: Deferred tax asset writedown	0.0	0.0	16.7	0.0	0.0	0.0	0.0
Core Net Income (Non-GAAP)	**$108.1**	**$102.4**	**$75.2**	**$61.3**	**$50.8**	**$44.1**	**$42.3**
Average Assets	8,030	7,555	7,210	6,661	6,399	6,281	6,132
Core Return on Average Assets (Non-GAAP)	**1.35%**	**1.36%**	**1.04%**	**0.92%**	**0.79%**	**0.70%**	**0.69%**
Pre-tax Pre-Provision Return on Average Assets	1.83%	1.84%	1.50%	1.61%	1.40%	1.21%	1.33%

Tangible Common Equity / Tangible Assets (Tangible Common Equity Ratio)	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Total Equity	$1,056	$975	$888	$750	$720	$716	$712
Less: Intangible assets	320	287	270	198	166	163	161
Less: Preferred stock	0	0	0	0	0	0	0
Tangible Common Equity	$736	$688	$618	$552	$554	$553	$551
Total Assets	$8,309	$7,828	$7,309	$6,684	$6,567	$6,360	$6,215
Less: Intangible assets	320	287	270	198	166	163	161
Tangible Assets	$7,989	$7,541	$7,039	$6,486	$6,401	$6,197	$6,054
Tangible Common Equity / Tangible Assets	**9.2%**	**9.1%**	**8.8%**	**8.5%**	**8.7%**	**8.9%**	**9.1%**

FIRST Commonwealth

45

2Q 2020 Investor Relations Discussion Materials

NON-GAAP MEASURES

Return on Average Tangible Common Equity (%)	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Average Equity	$1,020	$942	$855	$743	$719	$719	$728
Less: Average intangible assets	297	282	254	168	163	161	162
Less: Average preferred stock	0	0	0	0	0	0	0
Average Tangible Common Equity	$723	$660	$601	$575	$556	$558	$566
Net Income (GAAP)	$105.3	$107.5	$55.2	$59.6	$50.1	$44.5	$41.5
Less: Intangible amortization *(after tax)*	2.7	2.5	2.0	0.3	0.4	0.4	0.7
Net Income Adjusted for Intangible Amortization (Non-GAAP)	$108.0	$110.0	$57.2	$59.9	$50.5	$44.9	$42.2
Return on Average Tangible Common Equity	**14.9%**	**16.7%**	**9.5%**	**10.4%**	**9.1%**	**8.0%**	**7.5%**

Core Return on Average Tangible Common Equity (%)	2019Y	2018Y	2017Y	2016Y	2015Y	2014Y	2013Y
Average Equity	$1,020	$942	$855	$743	$719	$719	$728
Less: Average intangible assets	297	282	254	168	163	161	162
Less: Average preferred stock	0	0	0	0	0	0	0
Average Tangible Common Equity	$723	$660	$601	$575	$556	$558	$566
Net Income (GAAP)	$105.3	$107.5	$55.2	$59.6	$50.1	$44.5	$41.5
Less: Merger and acquisition *(after tax)*	2.8	1.3	6.6	2.1	0.6	0.0	0.0
Less: Realized (gains) / losses on securities *(after tax)*	0.0	(6.4)	(3.3)	(0.4)	0.1	(0.4)	0.8
Less: Deferred tax asset writedown	0.0	0.0	16.7	0.0	0.0	0.0	0.0
Core Net Income (Non-GAAP)	$108.1	$102.4	$75.2	$61.3	$50.8	$44.1	$42.3
Less: Intangible amortization *(after tax)*	2.7	2.5	2.0	0.3	0.4	0.4	0.7
Core Net Income Adjusted for Intangible Amortization (Non-GAAP)	$110.8	$104.9	$77.2	$61.6	$51.2	$44.5	$43.0
Core Return on Average Tangible Common Equity	**15.3%**	**15.9%**	**12.8%**	**10.7%**	**9.2%**	**8.0%**	**7.6%**

First Commonwealth
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